Exhibit 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment is made and entered into as of this 7th day of July 2005 by and between Allin Corporation, a Delaware corporation (“Employer”) and Dean C. Praskach (“Employee”), a resident of Pennsylvania.

WHEREAS, Employer and Employee entered into an employment agreement (the “Agreement”) as of June 23, 2000 and as amended on February 13, 2001 and December 8, 2004 and now desire to amend that Agreement by mutual consent.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and intending to be legally bound hereby the parties do hereby agree as follows:

Section 3(e) of the Agreement is hereby amended and restated as follows:

(e) Stock Options. Employee acknowledges receipt of options to purchase stock of Employer under Employer’s Stock Plans. The options vest ratably at 20% per year on the anniversary of issuance; however, all options granted to Employee that have not previously expired or been terminated will become fully vested on the date on which (i) Employer sells all or substantially all of its assets, (ii) Employer merges with another entity in a transaction in which Employer is not the surviving corporation, or (iii) any person or group of affiliated persons other than the shareholders of Employer as of January 1, 2001 owns or controls 40% or more of Employer. Any or all of these occurrences are deemed to be a “Change of Control.” At the sole discretion of Employer’s Board of Directors, additional options may be issued to Employee; however, Employer’s Board of Directors is under no obligation to grant to Employee additional options, and any such options granted will be governed by the terms of the option award agreement to be entered into between Employer and Employee at or about the time of any such future option grant.

In all other respects, the terms and conditions of the Agreement are ratified and confirmed.

ALLIN CORPORATION

/s/ Richard Talarico
	By:	Richard Talarico, Chairman

WITNESS:

/s/ Robert V. Fulton		/s/ Dean Praskach
Robert V. Fulton		Dean Praskach